UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 25, 2011

INTAKE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-164651	27-1551007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4655 Gran River Glen, Duluth, GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(678) 516-5910

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2011 the Board of Directors and majority shareholder of InTake Communications, Inc. approved Articles of Amendment to our Articles of Incorporation which, when effective will:

•            affect a 13 for one forward stock split of our issued and outstanding common stock in the form of a dividend, and

•            change our corporate name to Game Face Gaming, Inc.

In conjunction therewith, on January 7, 2011 we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida which will be effective time at the close of business on January 25, 2011.  The forward stock split will be distributed to all shareholders of record on January 24, 2011.  No cash will be paid or distributed as a result of the forward stock split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.  There will be no change in the par value of our common stock.

As a result of the name change, which is also effective at the close of business on January 25, 2011, our CUSIP number will be changed to 36465M103.  The trading symbol on the OTCBB will be changed to “IKCCD” for the 20 trading days following these corporate actions.  Following this 20 day period, the trading symbol will revert to “IKCC.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.3	Form of Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAKE COMMUNICATIONS, INC.

Date: January 25, 2010	By:	/s/ Ron Warren
Ron Warren, President